     As filed with the Securities and Exchange Commission on _____________.
                                               Registration No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                          Univision Communications Inc.
             (Exact name of registrant as specified in its charter)

                               -------------------

            DELAWARE                                            94-4398884
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

       1999 AVENUE OF THE STARS, SUITE 3050, LOS ANGELES, CALIFORNIA 90067
                    (Address of principal executive offices)

            UNIVISION COMMUNICATIONS INC. 1996 PERFORMANCE AWARD PLAN
                            (Full title of the plan)

                                ROBERT V. CAHILL
                      1999 AVENUE OF THE STARS, SUITE 3050
                          LOS ANGELES, CALIFORNIA 90067
                     (Name and address of agent for service)

                               -------------------

   Telephone number, including area code, of agent for service: (310) 556-7676

                               -------------------

                                   Copies to:

       C. DOUGLAS KRANWINKLE                         KENDALL R. BISHOP
     1999 AVENUE OF THE STARS                      O'MELVENY & MYERS LLP
   LOS ANGELES, CALIFORNIA 90067             1999 AVENUE OF THE STARS, SUITE 700
          (310) 556-7676                      LOS ANGELES, CALIFORNIA 90067-6035
                                                      (310) 553-6700

                       CALCULATION OF REGISTRATION FEE(1)


                                         PROPOSED             PROPOSED
                                         MAXIMUM              MAXIMUM
TITLE OF            AMOUNT               OFFERING             AGGREGATE         AMOUNT OF
SECURITIES          TO BE                PRICE                OFFERING          REGISTRATION
TO BE REGISTERED    REGISTERED           PER SHARE            PRICE             FEE
--------------------------------------------------------------------------------------------
Class A             15,200,000(2)        $34.025(3)           $517,180,000(3)   $129,295(3)
Common Stock,       shares
par value $.01
per share

         (1) This Registration Statement relates to the registration of additional securities under the registrant's 1996 Performance Award Plan. Under the original Registration Statement (file no. 333-34559) relating to such plan, the registrant registered 22,000,000 shares (as well as options and other rights to acquire or purchase shares). The filing fee associated with filing the original Registration Statement was $80,885.42.

         (2) This Registration Statement covers, in addition to the number of shares of Class A Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock under the above-referenced plan and, pursuant to Rule 416(c), an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

         (3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 2, 2001 as reported in THE WALL STREET JOURNAL.

         The Exhibit Index included in this Registration Statement is at page 6.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


                  The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be provided to employees in accordance with Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents of Univision Communications Inc. (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Registration Statement No. 333-34559 on Form S-8 as filed on August 28, 1997 relating to the Company's 1996 Performance Award Plan.

ITEM 8.          EXHIBITS

                 See the attached Exhibit Index.

SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 9, 2001.

                                        UNIVISION COMMUNICATIONS INC.


                                        By:  /s/ A. JERROLD PERENCHIO
                                             -----------------------------------
                                             A. Jerrold Perenchio
                                             Chief Executive Officer


                                POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Robert V. Cahill, George W. Blank and C. Douglas Kranwinkle, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                 TITLE                                      DATE
         ---------                                 -----                                      ----

/s/ A. JERROLD PERENCHIO              Chairman of the Board and Chief                       March 9, 2001
------------------------                Executive Officer
A. Jerrold Perenchio


/s/ GEORGE W. BLANK                   Executive Vice President and Chief                    March 9, 2001
------------------------                Financial Officer, in his
George W. Blank                         capacities as chief financial
                                        officer and principal accounting
                                        officer

/s/ HAROLD GABA                       Director                                          February 16, 2001
------------------------
Harold Gaba


/s/ ALAN HORN                         Director                                          February 14, 2001
------------------------
Alan Horn


                                      Director
------------------------
Jose A. Baston Patino


/s/ JOHN G. PERENCHIO                 Director                                              March 9, 2001
------------------------
John G. Perenchio


/s/ ALEJANDRO RIVERA                  Director                                              March 9, 2001
------------------------
Alejandro Rivera


/s/ RAY RODRIGUEZ                     Director                                              March 9, 2001
------------------------
Ray Rodriguez


/s/ JUAN VILLALONGA                   Director                                              March 9, 2001
------------------------
Juan Villalonga

EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION
------                       -----------
4.          1996 Performance Award Plan, amended and restated as of February 16, 2000*

5.          Opinion of O'Melveny & Myers LLP (opinion re legality)

24.1        Consent of Independent Accountants of the Company

24.2        Consent of O'Melveny & Myers LLP (included in Exhibit 5)

25.         Power of Attorney (included in this Registration Statement under "Signatures")



















------------------------
*    Incorporated by reference from the Company's Definitive Proxy Statement on
Schedule 14A filed on March 30, 2000 (file no. 1-12223).